                                                                    EXHIBIT 23.8

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

  I, David W. Carter, hereby consent to being named in the Registration Statement on Form S-4 of Cell Genesys, Inc. as a person designated as a director of Cell Genesys, Inc.

                                          /s/ David W. Carter
Dated: April 19, 1997